                     PLEASE READ THIS CERTIFICATE CAREFULLY

Annuity benefit payments and other values provided by this Certificate, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.

                          RIGHT TO EXAMINE CERTIFICATE

The Owner may cancel this Certificate by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund an amount equal to the Accumulated Value, plus any fees or other charges imposed. If, however, the Certificate is issued as an Individual Retirement Annuity (IRA), the Company will refund gross payments.

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Home Office:               Worcester, Massachusetts
Principal Office:          440 Lincoln Street, Worcester, Massachusetts 01653


This Certificate is a legal contract between First Allmerica Financial Life Insurance Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts or the Fixed Account. While this Certificate is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.


  /s/ John F. O'Brien                              /s/ Charles F. Cronin
       President                                         Secretary








              Flexible Payment Deferred Fixed and Variable Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating


Form A3031.NY-01GRC                    1                                NYSSBD1

                                TABLE OF CONTENTS

SPECIFICATIONS                                                  3

DEFINITIONS                                                     7

OWNER, ANNUITANT AND BENEFICIARY                                9


THE ACCUMULATION PHASE

         PAYMENTS                                              11

         VALUES                                                11

         TRANSFER                                              12

         WITHDRAWAL AND SURRENDER                              13

         DEATH BENEFIT                                         15


THE PAYOUT PHASE

         ANNUITY BENEFIT                                       17

         TRANSFER                                              19

         WITHDRAWAL                                            20

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS             21

         DEATH OF THE ANNUITANT                                21

         ANNUITY BENEFIT PAYMENT OPTIONS                       22

         ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS             22

         ANNUITY OPTION RATE TABLES                            22


GENERAL PROVISIONS                                             26


Form A3031.NY-01GRC                    2                                NYSSBD1

                                                  SPECIFICATIONS
                                         (TO BE ISSUED ON THE ISSUE DATE)

Certificate Type:          Non-Qualified    Certificate Number:                 xx00000000
Issue Date:                01/01/2002       Annuity Date:                       01/01/2035
                                            (Must be at least 1 year after the issue date)

Owner:                     John Doe         Owner Date of Birth:                01/01/1950
Joint Owner:               Jack Doe         Joint Owner Date of Birth:          01/01/1950

Annuitant:                 John Doe         Annuitant Date of Birth             01/01/1950
Joint Annuitant:           Jack Doe         Joint Annuitant Date of Birth       01/01/1950

Annuitant Sex:             Male             Beneficiary(ies):
Joint Annuitant Sex:       Male             Primary:                  Surviving Joint Owner, if any
                                            1st Contingent:                     Mary Doe
                                            2nd Contingent:                     Jack Doe

Minimum Fixed Account                       Minimum Additional Payment
Guaranteed Interest Rate:  3%               Amount:                             $50.00

Minimum Withdrawal                          Maximum Alternative Annuity
Amount:                    $100.00          Date:                               01/01/2040

Minimum Annuity Benefit
Payment:                   $20.00

Surrender Charge Table:
                           Years From                         Surrender Charge as a
                           Date of Payment                    Percent of the Payments
                           To Date of Withdrawal              Withdrawn
------------------------------------------------------------------------------------------------------

                           Less Than        1                  8%
                                            2                  8%
                                            3                  7%
                                            4                  6%
                                            5                  5%
                                            6                  4%
                                            7                  3%
                                            8                  2%
                                    Thereafter                 0%

Withdrawal Without Surrender Charge Percentage:  12% of Gross Payment Base (reduced by any prior Withdrawal
Without Surrender Charge made in the same calendar year.)
Mortality and Expense Risk Charge: 1.45% on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: .15% on an annual basis of the daily value of the Sub-Account assets.
Certificate Fee:  $30, if the Accumulated Value is less than $75,000.00.  Waived for 401(k)s.
Principal Office:  440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-782-8380)]
Monthly Variable Annuity Benefit Payment will not decrease if the annual performance of the applicable
Sub-Account(s) is 4.60%.


Form A8031AS.NY-01GRC                  3                                NYSSBD1

                                         (TO BE ISSUED ON THE ISSUE DATE)

Owner:                     John Doe         Certificate Number: zz00000000

Joint Owner:               Jack Doe

Initial Payment:           $5,000.00

Payment Allocation:        The Initial Payment is allocated in the following manner:

         VARIABLE SUB-ACCOUNTS:
         ----------------------

 50%      [Select Emerging Markets Fund                             Alliance Premier Growth Portfolio
 50%      Deutsche EAFE Equity Index Fund                           Allmerica Equity Index Fund
          Janus Aspen International Growth Port.                    Fidelity VIP Growth Portfolio
          Select International Equity Fund                          Janus Aspen Growth and Income Portfolio
          T. Rowe Price International Stock Port.                   Janus Aspen Growth Portfolio
          AIM V.I. Aggressive Growth Fund                           Scudder Technology Growth Portfolio
          Deutsche Small Cap Index Fund                             Select Aggressive Growth Fund
          Franklin Small Cap Fund                                   Select Growth Fund
          Janus Aspen Aggressive Growth Port. 5%                    Alliance Growth and Income Portfolio
          Select Strategic Growth Fund                              Fidelity VIP II Contrafund Portfolio
          Select Value Opportunity Fund                             Fidelity VIP Equity-Income Portfolio
          Eaton Vance VT Worldwide Health Sciences                  Fidelity VIP III Growth & Income Port.
          Fidelity VIP III Mid Cap Portfolio                        Pioneer Fund VCT Portfolio
          INVESCO VIF Dynamics Fund                                 Select Growth & Income Fund
          INVESCO VIF Health Sciences Fund                          SVS Dreman Financial Services
          Mutual Shares Securities Fund                             Fidelity VIP High Income Portfolio
          Pioneer Real Estate Growth VCT Portfolio                  Eaton Vance VT Floating-Rate Income Fund
          Select Capital Appreciation Fund                          Select Investment Grade Income Fund
          AIM V.I. Blue Chip Fund                                   Select Strategic Income Fund
          AIM V.I. Value Fund                                       Allmerica Money Market]




         FIXED ACCOUNT:
         --------------

         Initial Interest Rate (applies only to Initial Payment)                [3.0%]


--------------
   100%                    TOTAL OF ALL ACCOUNTS


Form A8031AS.NY-01GRC                  4                                NYSSBD1

                       THIS PAGE INTENTIONALLY LEFT BLANK.



Form A8031AS.NY-01GRC                  5                                NYSSBD1

                       THIS PAGE INTENTIONALLY LEFT BLANK.


Form A8031AS.NY-01GRC                  6                                NYSSBD1

                                   DEFINITIONS

Accumulated Value              The aggregate value of all accounts in this
                               Certificate before the Annuity Date. As long as the Accumulated Value is greater than zero, the Certificate will stay in effect.

Accumulation Unit              A measure used to calculate the value of a
                               Sub-Account before annuity benefit payments begin.

Annuitant                      On and after the Annuity Date, the person upon
                               whose continuation of life annuity benefit payments involving life contingency depend. Joint
                               Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include Joint Annuitants.

Annuity Date                   The date annuity benefit payments begin. The
                               Annuity Date is shown on the Specification page.
                               The Annuity Date is based on the age of the oldest Owner. If there is a non-natural Owner, the Annuity Date is based upon the age of the oldest Annuitant. The Annuity Date can be changed to the maximum alternative Annuity Date (see
                               Specifications page), or age 90 if later.

Annuity Unit                   A measure used to calculate annuity benefit
                               payments under a variable annuity option.

Beneficiary                    The person, persons or entity entitled to the
                               Death Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity Date.

Certificate                    The Certificate is issued under the Group
                               Annuity Contract No. A3031.NY-01GRC by the
                               Company.

Certificate Year               A one-year period based on the issue date or an
                               anniversary thereof.

Company                        First Allmerica Financial Life Insurance Company.

Cumulative Earnings            Accumulated Value reduced by total Payments not
                               previously withdrawn.

Effective Valuation Date       The Valuation Date on or immediately following
                               the day a payment, request for transfer, withdrawal, surrender, or Proof of Death is received at the Principal Office.

Fixed Account                  The part of the Company's General Account to
                               which all or a portion of a Payment or
                               transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account                All assets of the Company that are not
                               allocated to a Separate Account.

Gross Payment Base             Total gross payments made to the Certificate
                               reduced by withdrawals which exceed the
                               Withdrawal Without Surrender Charge amount.

Group Annuity Contract         The Company's Group Annuity Contract No.
                               A3031.NY-01GRC, issued to [Trust X].


Form A3031.NY-01GRC                    7                                NYSSBD1

Participant (Owner)            A client of a Broker-Dealer participating
                               in [Trust X] and the person or entity entitled to exercise the rights and privileges of ownership under this Certificate (hereinafter referred to as the Owner). Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include joint Owners.

Proof of Death                 The date on which both the death certificate
                               and all necessary claim paperwork have been received at the Principal Office.

Pro Rata How a Payment or withdrawal may be allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received by the Company.

Qualified                      Certificate For purposes of this Certificate
                               only, a Certificate that is purchased in connection with a retirement plan which meets the requirements of Sections 401, 403, 408 and 408A of the Internal Revenue Code.

Separate Account               A segregated account established by the Company.
                               The assets in a Separate Account are not commingled with the Company's general assets and obligations. The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct. The amount of assets held in the Separate Account will have a value at least equal to the Accumulated Value of the Certificates that apply to the Separate Account and the liabilities that vary with the experience of the Separate Account for those Certificates.

State                          The state or jurisdiction in which the
                               Certificate is delivered.

Sub-Account                    A Variable Account subdivision that invests
                               exclusively in shares of a corresponding Fund.

Surrender Value                The amount payable to the Owner on full surrender
                               equal to the Accumulated Value less any surrender charge and Certificate Fee.

Survivor Annuity Benefit       The number of Annuity Units (under a variable
Percentage                     joint life annuitization option) or the
                               dollar value of the annuity benefit payments
                               (under a fixed joint life annuitization option) paid during the surviving Annuitant's life may be less than or equal to the number of Annuity
                               Units or dollars paid when both individuals are living, The Survivor Annuity Benefit Percentage is the percentage of total Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds Survivor Option, the Survivor Annuity
                               Benefit Percentage is 66 2/3%. This percentage is only applicable after the death of the first
                               Annuitant.

Valuation Date                 A day the values of all units are determined.
                               Valuation Dates occur on each day the New York
                               Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Valuation Period               The interval between two consecutive Valuation
                               Dates.

Variable Account               The Company's Separate Account, consisting of
                               Sub-Accounts that invest in the underlying
                               Funds.


Form A3031.NY-01GRC                    8                                NYSSBD1

                        OWNER, ANNUITANT AND BENEFICIARY

Participant (Owner)            When the Certificate is issued, the Owner
                               will be as shown on the Specifications page. The
                               Owner may be changed in accordance with the terms of this Certificate. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid and the Certificate will no longer continue.
                               The Maximum Alternative Annuity Date is based upon the age of the oldest Owner.

                               The Owner may exercise all rights and options granted in this Certificate or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                     Prior to the Annuity Date and prior to the death
                               of an Owner, the Owner may be changed at any time. Only the Owner may assign this Certificate.
                               An absolute assignment will transfer ownership to the assignee. This Certificate may also be collaterally assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment. Additional limitations may exist for Certificates issued under provisions of the Internal Revenue Code.

                               An assignment will take place only when the Company has actually received a written Request at the Principal Office. The Company will not be deemed to know of the assignment until it has received the Request. When received, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was received.

                               The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                      When the Certificate is issued, the Annuitant
                               will be as shown on the Specifications page. The
                               Annuitant may be changed in accordance with the terms of this Certificate. Prior to the Annuity
                               Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies and a replacement is not named, the Owner will be considered to be the new Annuitant. Upon the death of an Annuitant prior to the Annuity Date, a Death Benefit is not paid unless the Owner is a non-natural person. If an annuitant is also an Owner and dies, then the Owner death benefit will apply.

                               A change of Annuitant will take place only when the Company has actually received a Request indicating the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until it has received the Request. When received, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was received.

Beneficiary                    The Beneficiary is as named on the Specifications
                               page unless subsequently changed. The Owner may declare any Beneficiary to be revocable or irrevocable. A revocable Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity
                               Date and before the death of the Annuitant. An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.


Form A3031.NY-01GRC                    9                                NYSSBD1

                               A Beneficiary change must be made in writing on a Beneficiary designation form and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was received.

                               All benefits payable to the Beneficiary under this Certificate will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class (e.g., 1st Contingent Beneficiary, see Specifications page), the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary not withstanding that the designated Beneficiary may be different.

                               The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds         To the extent allowed by law, this Certificate
                               and any payments made under it will be exempt from the claims of creditors.


Form A3031.NY-01GRC                   10                                NYSSBD1

                                      THE ACCUMULATION PHASE

                               PAYMENTS

Payments Each Payment is equal to the gross payment made to the Certificate.

Initial Payment                The Initial Payment is shown on the
                               Specifications page.

Additional Payments            Prior to the Annuity Date and before the death
                               of an Owner, the Owner may make additional
                               Payments of at least the Minimum Additional
                               Payment Amount (see Specifications page). Total
                               Payments made may not exceed $5,000,000 without the Company's consent.

Payment Allocations Payments will be allocated in accordance with the Payment Allocation, shown on the Specifications page. Each subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment Allocation is changed by the Owner.

                               VALUES

Value of the Variable          The value of a Sub-Account on a Valuation Date is
Account                        determined by multiplying the Accumulation Units
                               in that Sub-Account by the Accumulation Unit
                               Value as of the Valuation Date.

                               Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit              The value of a Sub-Account Accumulation Unit as
Values                         of any Valuation Date is determined by
                               multiplying the value of an Accumulation Unit for the preceding Valuation Date by the Net
                               Investment Factor for that Valuation Period.

Net Investment Factor          The Net Investment Factor measures the
                               investment performance of a Sub-Account from one
                               Valuation Period to the next. This factor is equal to 1.000000 plus the result (which may be positive or negative) from dividing (a) by (b) and subtracting (c) and (d) where:

                                    (a)      is the investment income of a
                                             Sub-Account for the Valuation
                                             Period, including realized or
                                             unrealized capital gains and losses
                                             during the Valuation Period,
                                             adjusted for provisions made for
                                             taxes, if any;

                                    (b)      is the value of that Sub-Account's
                                             assets at the beginning of the
                                             Valuation Period;

                                    (c)      is the Mortality and Expense Risk
                                             Charge applicable to the current
                                             Valuation Period (see
                                             Specifications page); and

                                    (d)      is the Administrative Charge
                                             applicable to the current Valuation
                                             Period (see Specifications page).


Form A3031.NY-01GRC                   11                                NYSSBD1

                               The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the Certificate. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed             Amounts allocated to the Fixed Account receive
Account                        interest at rates periodicallyset by the Company.
                               The Company guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum Fixed Account Guaranteed Interest Rate
                               (see Specifications page).

                               The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State of New York.

Certificate Fee                Prior to the Annuity Date, on each Certificate
                               Anniversary and when the Certificate is
                               surrendered, the Company will deduct a
                               Certificate Fee (see Specifications page) Pro
                               Rata.

                               TRANSFER

                               Prior to the Annuity Date, by Request, the Owner may transfer amounts among accounts by Request to the Principal Office.

                               There is no charge for the first twelve transfers per Certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

                               The Certificate is not designed for use by individuals, professional market timing organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action (including, but not limited to, limiting additional payments) to limit the use of such activities.

Automatic Transfers            Prior to the Annuity Date, by Request, the
                               Owner may elect automatic transfers (Dollar
                               Cost Averaging) of at least $100 on a periodic basis to one or more Sub-Accounts from one of the following source accounts: (1) the Fixed Account;
                               (2) the money market Sub-Account; or (3) any additional Sub-Accounts that the Company may offer under its then current rules. Automatic transfers may not be made into the Fixed Account or into a Sub-Account that is to be used as the source account.

                               Automatic transfers may be made on a monthly, bi-monthly, quarterly, semi-annual or annual basis. The first automatic transfer and any subsequent transfers out of the source account in the same or subsequent Certificate year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many Sub-Accounts are involved. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic transfers and to discontinue the arrangement after the Company gives 30-day written notice to the Owner.) If an automatic transfer


Form A3031.NY-01GRC                   12                                NYSSBD1
                               would reduce the balance in the source
                               account to less than the automatic transfer amount elected, the entire balance will be transferred proportionately to the chosen Sub-Account(s). Automatic transfers will continue unless the amount in the source account on the date an Automatic transfer is to occur is zero or until the Owner's Request is received at the Principal Office.

Automatic Account              Prior to the Annuity Date, by Request, the
Rebalancing                    Owner may elect automatic rebalancing (Automatic
                               Account Rebalancing) of Sub-Account allocations to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually or annually. The Owner will designate the percentage allocation for amounts invested in each of the Sub-Accounts chosen. On the periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the original designated percentage allocation mix. The first automatic rebalancing and any subsequent rebalancing in the same or subsequent Certificate year(s) will be treated as one transfer for purposes of the Transfer
                               Provision regardless of how many Sub-Accounts are involved. The arrangement will terminate when the Owner's Request is received at the Principal Office. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement after the Company gives 30-day written notice to the Owner).

                               WITHDRAWAL AND SURRENDER

                               Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the Certificate for its Surrender Value.

                               Any withdrawal must be at least the Minimum
                               Withdrawal Amount (see Specifications page). The Request must indicate the dollar amount to be withdrawn and the accounts from which it is to be withdrawn.

                               When surrendered, this Certificate terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date less any surrender charge and Certificate fee.

                               Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts in the Variable Account for up to six months during any period when (1) trading on the New York Stock Exchange is closed for other than weekends and holidays; (2) the Securities and Exchange Commission by order has permitted such a suspension; or (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account is not reasonably practicable.

                               Amounts taken from the Fixed Account will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or if the delay is pursuant to New York law.

Systematic Withdrawal          Prior to the Annuity Date, by Request, the
                               Owner may elect an automatic schedule of withdrawals (Systematic Withdrawals) from amounts in the Sub-Account(s) and/or the Fixed
                               Account on a monthly, bi-monthly, quarterly, semi-annual or annual basis.


Form A3031.NY-01GRC                   13                                NYSSBD1

                              The amount of each automatic withdrawal must meet the minimum withdrawal requirements discussed in the paragraph above. The Owner must designate by written Request the amount of each withdrawal and the percentage of this amount which should be taken from each designated Sub-Account and/or the Fixed Account, or the Owner may elect to withdraw a specific percentage of the Accumulated Value calculated as of the withdrawal dates and may designate the percentage of this amount which should be taken from each account.

                              Systematic Withdrawals will automatically cease on the Annuity Date. The Owner may change or terminate Systematic Withdrawals by Request to the Principal Office only.

Withdrawal Without            Prior to the Annuity Date, in each calendar
Surrender Charge              year, by Request, the Owner may take withdrawals
                              up to the Withdrawal Without Surrender Charge
                              Amount (see Specifications Page) as of the
                              Effective Valuation Date.

                              The Withdrawal Without Surrender Charge will first be deducted from Cumulative Earnings. To the extent that it exceeds Cumulative Earnings, the excess will be considered withdrawn on a last-in, first-out basis from Payments not previously withdrawn.

Life Expectancy               Prior to the Annuity Date, for Qualified
Distribution                  Certificates, the Owner may, in each calendar
                              year, by Request, withdraw without surrender charge the amount of the Life Expectancy
                              Distribution Amount ("LED") benefit available under the Company's then-current LED rules that exceeds the Withdrawal Without Surrender Charge amount. Each calendar year the LED benefit available is reduced by any prior Withdrawal
                              Without Surrender Charge in the same calendar year. LED benefits are based on the life expectancy of the Owner or the joint life expectancies of the Owner and the Beneficiary.

Withdrawal with               Any amounts withdrawn or surrendered in excess
Surrender Charge              of the Withdrawal Without Surrender Charge
                              amount or Life Expectancy Distribution benefit, if applicable, may be subject to a surrender charge.

                              These amounts will be taken on a first-in, first-out basis from Payments not previously considered withdrawn. The Company will compute applicable charges using the Surrender Charge Table (see Specifications page).

Waiver of Surrender           The surrender charge will be waived if an Owner,
Charge                        or the Annuitant if the Owner is a non-natural
                              person, is "physically disabled" after the issue date and after being named Owner or Annuitant and before attaining age 65. The Company may require proof of continuing disability, and reserves the right to obtain an examination by a licensed
                              "physician" of its choice and at its expense.

                              "Physically disabled" means the Owner or Annuitant has been unable to engage in an occupation or to conduct daily activities for a period of at least 12 consecutive months as a result of disease or bodily injury. "Physician" means a person other than the Owner, the Annuitant or a member of one of their families who is State licensed to give medical care or treatment and is acting within the scope of that license.

                              No additional Payments are permitted after this provision becomes effective.

Form A3031.NY-01GRC                   14                                NYSSBD1

                              DEATH BENEFIT

                              At the death of an Owner prior to the Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of Proof of Death. If the Owner is a non-natural person, prior to the Annuity Date a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of Proof of Death.

Death Benefit                 The Death Benefit will be the greater of:

                              (a)  the Accumulated Value on the Effective
                                   Valuation Date;

                              (b) the sum of the gross payments made under this Certificate prior to the date of death, proportionately reduced to reflect all partial withdrawals; or

                              (c)  the highest Accumulated Value on any
                                   Certificate anniversary prior to the
                                   date of death, as determined after being increased for subsequent payments and proportionately reduced for subsequent withdrawals.

                              Sections (b) and (c) refer to a proportionate reduction. This proportionate reduction is calculated by multiplying the Death Benefit under
                              (b) or (c), whichever is applicable, determined immediately prior to the withdrawal, by the following:

                                       AMOUNT OF THE WITHDRAWAL
                                       ------------------------
                           Accumulated Value immediately prior to the withdrawal

                              For example assume:

                              -    the amount of the withdrawal is $5,000

                              -    the Accumulated Value immediately prior
                                   to the withdrawal is $100,000

                              - the death benefit under (b) above, before the withdrawal deduction, is $110,000.


                                   AMOUNT OF THE WITHDRAWAL            $5,000
                               ----------------------------            ------
                               Accumulated Value immediately  =        $100,000  =       5%
                                 prior to the withdrawal

                              Therefore, the death benefit under (b) above, after the withdrawal deduction, is reduced by 5%. Thus, it would be equal to $110,000 times .05 = $104,500.

Payment of the                Unless the Owner has specified otherwise, the
Death Benefit                 Death Benefit will be paid to the Beneficiary
                              within 7 days of the Effective Valuation Date.
                              Alternatively, the Beneficiary may, by a Request in writing, elect to:

                                  (a) defer distribution of the Death Benefit for a period no more than 5 years from the date of death; or

                                  (b) receive distributions over his/her life expectancy (or over a period not extending beyond such life expectancy). Distributions must begin within one year from the date of death.

                               The excess, if any, of the Death Benefit over the Accumulated Value will be transferred to the money market Sub-Account. The Beneficiary may, by Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.


Form A3031.NY-01GRC                   15                                NYSSBD1

                               If the sole Beneficiary is the deceased Owner's spouse, the Beneficiary may, by a Request in writing, continue the Certificate and become the new Owner and Annuitant subject to the following:

                                  (a) the excess, if any, of the Death Benefit over the Certificate's Accumulated Value will be transferred to the money market Sub-Account;

                                  (b)   additional Payments may be made; and

                                  (c) any subsequent spouse of the new Owner, if named as the Beneficiary, may not continue the Certificate.


Form A3031.NY-01GRC                   16                                NYSSBD1

                               THE PAYOUT PHASE

                               ANNUITY BENEFIT

Annuity Options               Annuity Options are available on a fixed, variable
                              or combination fixed and variable basis. The
                              Annuity Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with Payments
                              Guaranteed for Ten Years option.

                              Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be available.

Selection of Annuity          The Owner must select an Annuity Option. Annuity
Benefit Payment               benefit Benefit Payments payments will be paid
                              monthly or at any other frequency currently offered by the Company. If the first payment would be less than the Minimum Annuity Benefit Payment
                              (see Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal
                              Office before any payment is made. Also, if a life annuity option has been elected, the Company may require from time to time satisfactory proof that the Annuitant is alive. The annuity benefit payments provided under this Certificate are not less than those required by the State.

Annuity Benefit               In the case of a variable annuity option, the
Payment Change                Owner must select an Annuity Payment Change
Frequency                     Benefit Frequency. This is the frequency of change
                              in the dollar value of the variable portion of the annuity benefit payments. For example, if an annual Annuity Benefit Payment Change Frequency is chosen, the dollar value of variable annuity benefit payments will remain constant within each one-year period. The Owner must also select the date of the first change.

Assumed Investment            In the case of a variable annuity option, the
Return                        Owner must select an Assumed Investment Return
                              ("AIR"), from the options currently made available by the Company. This rate is used to determine the initial variable annuity benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts. If the actual performance of any selected Sub-Account
                              (as measured by the Net Investment Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account (as measured by the Net Investment Factor) will be constant. If the actual performance of any selected Sub-Account
                              (as measured by the Net Investment Factor) is greater than the AIR, the annuity benefit payment will increase. If the actual performance of any selected Sub-Account (as measured by the Net
                              Investment Factor) is less than the AIR, the annuity benefit payment will decrease.

Reversal of Decision          The Owner may reverse the decision to annuitize
To Annuitize                  by a Request in writing within 90 days after the
                              Annuity Date. Upon receipt of such notice, the Company will place the Certificate back to the Accumulation Phase subject to the following:

                                 (a)    The funds applied under a variable
                                        annuity option during this period will
                                        be treated as if they had been invested
                                        in the Accumulation Phase of the
                                        Certificate, with the same allocations
                                        that were in effect since the Annuity
                                        Date.


Form A3031.NY-01GRC                   17                                NYSSBD1

                                 (b) The funds applied under a fixed annuity option during this period will be treated as if they had been invested in the Accumulation Phase of the
                                        Certificate in the Fixed Account, since
                                        the Annuity Date.

                                 (c)    Any annuity benefit payment paid or
                                        withdrawal taken during this period will be treated as a withdrawal of the Surrender Value as of the date of the payment or withdrawal. Fixed annuity benefit payments will be treated as withdrawals from the Fixed Account. Variable annuity benefit payments will be treated as withdrawals from the variable Sub-Accounts.

                                 (d)    If the Company learns of the Owner's
                                        decision to reverse after the Maximum
                                        Alternate Annuity Date (see
                                        Specifications page). The Owner must
                                        immediately select another Annuity
                                        Benefit Payment Option.

Annuity Value                 The Annuity Value will be the Accumulated Value,
                              less any applicable premium tax. The Annuity Value applied under a variable Annuity Option is based on the Accumulation Unit Value on a Valuation Date not more than four weeks, uniformly applied, before the Annuity Date.

                              The amount of the first annuity benefit payment under all available options, except the payments guaranteed for a specified number of years option, will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. The payments guaranteed for a specified number of years option is based only on the duration of payments and the Annuity Value.

                              The annuity benefit payments under the Certificate will be equal to or greater than the annuity benefit payments under a single premium immediate variable annuity issued by the Company where the initial payment is equal to the greater of:

                                        (a)   the Surrender Value of the
                                              Certificate; or

                                        (b)   95% of the Accumulated Value
                                              of the Certificate.

                              In addition, the fixed annuity benefit payments will be equal to or greater than the annuity benefit payments produced when the Accumulated Value is applied to the guaranteed rates.

Annuity Unit Values           A Sub-Account Annuity Unit Value on any Valuation
                              Date is equal to its value on the preceding
                              Valuation Date multiplied by the product of:

                                 (a)    a discount factor equivalent to the
                                        Assumed Investment Return, calculated on a daily basis; and

                                 (b)    the Net Investment Factor of the
                                        Sub-Account funding the annuity benefit
                                        payments for the applicable Valuation
                                        Period.

                              The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                              Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.


Form A3031.NY-01GRC                   18                                NYSSBD1

                              Variable annuity benefit payments will increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity             For each Sub-Account the number of Annuity Units
Units                         determining the benefit payable is equal to the
                              amount of that portion of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity            Annuity Benefit Payments are paid to the Owner.
Benefit Payments              By Request in writing, the Owner may direct that
                              payments are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                                 (a)    If the deceased Owner was the sole
                                        Owner, then the remaining annuity
                                        benefit payments will be payable to the
                                        Beneficiary in accordance with the terms of the Annuity Option selected. Upon the death of a sole Owner, the Beneficiary becomes the Owner of the Certificate.

                                 (b)    If the Certificate has joint Owners,
                                        then the remaining annuity benefit
                                        payments will be payable to the
                                        surviving joint Owner in accordance with the terms of the Annuity Option selected. Upon the death of the surviving joint Owner, the Beneficiary becomes the Owner of the Certificate.

                              TRANSFER

                              After the Annuity Date and prior to the death of the Annuitant, the Owner may transfer among Sub-Accounts by Request to the Principal Office.

                              Transfers may increase or decrease the number of Annuity Units in each subsequent payment.

                              There is no charge for the first twelve transfers per Certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

                              The Certificate is not designed for use by individuals, professional market timing organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action to limit the use of such activities.

                              By Request, the Owner may elect automatic rebalancing (Automatic Account Rebalancing) of Sub-Account allocations to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually or annually. The Owner will designate the percentage allocation for amounts invested in each of the Sub-Accounts chosen. On the periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various Sub-Accounts and, as necessary, transfer funds in order to reestablish the original designated percentage allocation


Form A3031.NY-01GRC                   19                                NYSSBD1
                              mix. If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made. The first automatic rebalancing and any subsequent rebalancing in the same or subsequent Certificate year(s) will be treated as one transfer for purposes of the Transfer Provision regardless of how many Sub-Accounts are involved. The arrangement will terminate when the Owner's Request is received at the Principal Office. (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement upon after the Company gives 30-day written notice to the Owner).

                              WITHDRAWAL

                              Present Value Withdrawals may be made in accordance with this provision after the Annuity Date and prior to the death of the Annuitant. Withdrawals are available if one of the following Annuity Options is selected:

                                 (a)    Payments Guaranteed for a Specified
                                        Number of Years Annuity or

                                 (b) Life with Payments for a Guaranteed for a Specified Number of Years Annuity

                              Over the life of the Certificate, the Owner may request withdrawals that represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. "Guaranteed annuity benefit payments" refers to the non-life contingent annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the Certificate cannot exceed the Present Value Withdrawal Amount (see Specifications page).

                              For the Life with Payments Guaranteed for a Specified Number of Years Annuity Option, only one Request for a withdrawal may be made each calendar year.

                              For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future guaranteed annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future guaranteed annuity benefit payment by the following:

                                       Amount of the Withdrawal
                                       ------------------------
                               Present Value of all remaining fixed guaranteed
                              annuity benefit payments immediately prior to the
                                              withdrawal.

                              For variable Annuity Options, each withdrawal proportionately reduces any remaining guaranteed payments. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future guaranteed annuity benefit payment by the following:

                                        Amount of the Withdrawal
                                        ------------------------
                                  Present Value of all remaining variable
                                    guaranteed annuity benefit payments
                                    immediately prior to the withdrawal.

                              If an Annuitant is still living after there are no remaining guaranteed payments under a Life with Payments Guaranteed for a Specified Number of Years Annuity Option:


Form A3031.NY-01GRC                   20                                NYSSBD1

                                 (a) for variable Annuity Options, the number of Annuity Units will increase to the number of Annuity Units payable prior to any withdrawals, adjusted for transfers.

                                 (b)    for fixed Annuity Options, the dollar
                                        amount of the annuity benefit payments
                                        will increase to the amount payable
                                        prior to any withdrawals, adjusted for
                                        transfers.

                              Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts applied under a variable Annuity Option for up to six months during any period when (1) trading on the New York Stock Exchange is closed for other than weekends and holidays; (2) the Securities and Exchange Commission by order has permitted such a suspension; or (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account is not reasonably practicable.

                              Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or if the delay is pursuant to New York law.

                              PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                              For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments increased by the following adjustments:

                                                                     ADJUSTMENT
                                                                     ----------

                               Death of the Annuitant                    0.00%
                               Withdrawals
                                     5 or more years after the issue
                                     date                                0.00%
                                     Within 5 years of the issue date:
                                        15 or more years of annuity
                                        benefit payments being valued    1.00%
                                        10-14 years of annuity benefit
                                        payments being valued            1.00%
                                        Less than 10 years of annuity
                                        benefit payments being valued    1.00%

                              DEATH OF THE ANNUITANT

                              Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.


Form A3031.NY-01GRC                   21                                NYSSBD1

                              ANNUITY BENEFIT PAYMENT OPTIONS

                              PAYMENTS GUARANTEED FOR A SPECIFIED NUMBER OF
                              YEARS:

                              Periodic annuity benefit payments for a chosen number of years. The number of years selected may be from 10 to 30, or any other period currently made available by the Company.

                              LIFE ANNUITY:

                                 (a) Single Life - Periodic annuity benefit payments during the Annuitant's life. The annuity benefit payments do not continue after the death of the Annuitant.

                                 (b)    Joint and Survivor - Periodic annuity
                                        benefit payments during the joint
                                        lifetime of the Joint Annuitants. For
                                        variable options, after the first death, the number of units in each payment during the lifetime of the survivor is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage. For fixed options, after the first death, the dollar amount of each payment during the lifetime of the survivor is equal to the dollar value of each payment paid prior to such death multiplied by the Survivor Annuity Benefit Percentage.

                              ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

                              If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                              PAYMENTS GUARANTEED FOR A SPECIFIED NUMBER OF
                              YEARS

                              Periodic guaranteed payments for a period of 10 to 30 years, or any other period currently made available by the Company.

                              CASH BACK:

                              Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                              ANNUITY OPTION RATE TABLES

                              The first variable annuity benefit payment will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of Certificates. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.


Form A3031.NY-01GRC                   22                                NYSSBD1

                                               ANNUITY OPTION TABLES

                                          MONTHLY ANNUITY BENEFIT PAYMENT
                                     FOR EACH $1,000 OF ANNUITY VALUE APPLIED


    AGE                       PAYMENTS GUARANTEED                 LIFE ANNUITY                      LIFE WITH CASH BACK
    NEAREST                   FOR 10 YEARS
    PAYMENT
    -------
                              MALE     FEMALE      UNISEX         MALE      FEMALE    UNISEX        MALE      FEMALE    UNISEX
                              ----     ------      ------         ----      ------    ------        ----      ------    ------
    50                        4.05     3.81        3.91           4.08      3.83      3.93          3.90      3.72      3.79

    51                        4.11     3.87        3.97           4.15      3.89      3.99          3.96      3.77      3.85
    52                        4.18     3.93        4.03           4.22      3.95      4.06          4.01      3.82      3.90
    53                        4.25     3.99        4.10           4.30      4.01      4.13          4.07      3.88      3.96
    54                        4.33     4.06        4.17           4.38      4.08      4.20          4.14      3.94      4.02
    55                        4.41     4.13        4.24           4.46      4.15      4.28          4.20      3.99      4.07

    56                        4.49     4.20        4.32           4.55      4.23      4.36          4.27      4.06      4.14
    57                        4.58     4.28        4.40           4.65      4.31      4.45          4.34      4.12      4.21
    58                        4.68     4.36        4.49           4.75      4.40      4.54          4.42      4.19      4.28
    59                        4.78     4.45        4.58           4.86      4.49      4.64          4.50      4.26      4.36
    60                        4.88     4.54        4.67           4.98      4.59      4.74          4.58      4.34      4.44

    61                        4.99     4.63        4.77           5.10      4.69      4.85          4.67      4.42      4.52
    62                        5.10     4.73        4.88           5.23      4.80      4.97          4.76      4.50      4.60
    63                        5.23     4.84        4.99           5.37      4.92      5.10          4.85      4.59      4.69
    64                        5.35     4.95        5.11           5.52      5.04      5.24          4.95      4.68      4.79
    65                        5.48     5.07        5.24           5.69      5.18      5.38          5.06      4.78      4.89

    66                        5.62     5.20        5.37           5.86      5.32      5.54          5.17      4.89      5.00
    67                        5.77     5.33        5.51           6.04      5.47      5.70          5.28      4.99      5.11
    68                        5.92     5.47        5.65           6.24      5.64      5.88          5.40      5.11      5.23
    69                        6.07     5.62        5.80           6.45      5.82      6.07          5.52      5.23      5.35
    70                        6.23     5.78        5.96           6.67      6.01      6.27          5.66      5.36      5.48

    71                        6.39     5.94        6.12           6.90      6.21      6.49          5.79      5.49      5.61
    72                        6.56     6.11        6.29           7.16      6.44      6.72          5.94      5.63      5.75
    73                        6.73     6.29        6.47           7.43      6.68      6.98          6.09      5.78      5.90
    74                        6.90     6.48        6.65           7.71      6.94      7.25          6.24      5.94      6.06
    75                        7.08     6.67        6.83           8.02      7.22      7.54          6.41      6.11      6.23

                       These tables are based on an annual interest rate of 3%
                                 and the Annuity 2000 Mortality Table


Form A3031.NY-01GRC                   23                                NYSSBD1

                                          MONTHLY ANNUITY BENEFIT PAYMENT
                                     FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                                          Joint and Survivor Life Annuity
                                                     Older Age

                              50         55        60        65        70        75        80
Y       50                    3.53       3.61      3.68      3.73      3.76      3.79      3.80

O       55                               3.77      3.88      3.97      4.04      4.08      4.11

U       60                                         4.10      4.25      4.36      4.45      4.50

N       65                                                   4.55      4.74      4.90      5.01

G       70                                                             5.16      5.43      5.64

E       75                                                                       6.02      6.41

R       80                                                                                 7.25

A

G

E

                                Joint and Two-Thirds Survivor Life Annuity
                                              Older Age


                              50         55        60        65        70        75        80



Y        50                   3.80       3.93      4.09      4.25      4.43      4.61      4.80

O        55                              4.11      4.29      4.49      4.70      4.91      5.13

U        60                                        4.53      4.77      5.02      5.29      5.55

N        65                                                  5.09      5.42      5.75      6.07

G        70                                                            5.88      6.31      6.75

E        75                                                                      6.99      7.59

R        80                                                                                8.58

                       These tables are based on an annual interest rate of 3%
                                 and the Annuity 2000 Mortality Table


Form A3031.NY-01GRC                   24                                NYSSBD1

                         MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                 NUMBER OF         PAYMENTS GUARANTEED FOR A SPECIFIED
                 YEARS                     NUMBER OF YEARS
                 -----                     ---------------
                  10                            9.61

                  15                            6.87

                  20                            5.51

                  25                            4.71

                  30                            4.18

             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table


Form A3031.NY-01GRC                   25                                NYSSBD1

                               GENERAL PROVISIONS

Entire Certificate            The entire Certificate consists of this
                              Certificate, any application attached at issue, riders and any endorsements. All statements made by the Owner shall be deemed representations and not warranties and no such statements shall be used in any contest unless it is contained in a written signed application nor, if such statement was made by an Owner, unless a copy of the application containing such statements is attached to the Certificate when issued. Nothing in the Group Annuity Contract under which this Certificate is issued shall invalidate or impair the rights granted to the Owner by law and by this Certificate. This Certificate is delivered in and governed by the laws of New York.

Misstatement of Age           If the age or sex of an individual is misstated,
or Sex                        the Company will adjust all benefits payable to
                              that which would be available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefit payments. Any overpayments or underpayments will be charged or credited with interest as applicable at a rate of 6%.

Failure to Notify             After the Annuity Date and once notified of the
Company of                    Annuitant's death, the Company reserves the right
Annuitant Death               to recover any overpaid annuity benefit payments.

Modifications                 Only the President or Vice President of the
                              Company, with prior approval of the Superintendent of Insurance, may modify or waive any provisions of this Certificate. Agents or Brokers are not authorized to do so. Modifications will be effected by written endorsement signed by the appropriate officer.

Incontestability              The Company cannot challenge the validity of this
                              Certificate after it has been in force for more than two years from the date of issue.

Change of Annuity Date        The Owner may change the Annuity Date by Request
                              at any time after the issue date. The Request must be received by the Principal Office at least one month before the new Annuity Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new
                              Annuity Date must be no later than the Maximum
                              Alternative Annuity Date shown on the
                              Specifications page, or age 90 if later.

Minimums All values and benefits available under this Certificate equal or exceed those required by the State in which the Certificate is delivered.

Annual Report                 The Company will furnish an annual report to the
                              Owner containing a statement of the number and value of Accumulation Units credited to the Sub-Accounts, the value of the Fixed Account, the amount of the death benefit, the Surrender Value and any other information required by applicable law, rules and regulations.

Addition, Deletion, or        The Company reserves the right, subject to
Substitution of               compliance with applicable law, and prior approval
Investments                   of the Superintendent of Insurance, to add to,
                              delete from, or substitute for the shares of a Fund that are held by the Sub-Accounts or that the Sub-Accounts may purchase. The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts. The Company will not substitute shares attributable to any interest in a


Form A3031.NY-01GRC                   26                                NYSSBD1

                              Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of Certificates, or from permitting a conversion between series or classes of Certificates on the basis or requests made by Owners.

                              In addition, the Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts and Sub-Accounts and to make them available to any class or series of Certificates as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other Certificates as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interest of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company. No material changes in the investment policy of a Variable Account or any Sub-Account will be made without approval pursuant to the applicable insurance laws of the State of New York.

Changes in Law                The Company reserves the right, with prior
                              approval of the Superintendent of Insurance and the contract Owner, to make any changes to provisions of the Certificate to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulations.

Change of Name                Subject to compliance with applicable law, and
                              with prior approval of the Superintendent of Insurance and the contract Owner, the Company reserves the right to change the names of the Variable Account or the Sub-Accounts.

Federal Tax                   The Variable Account is not currently subject to
Considerations                tax, but the Company reserves the right to assess
                              a charge for taxes if the Variable Account becomes subject to tax, subject to prior notification to the Superintendent of Insurance.

Splitting of Units            The Company reserves the right to split the value
                              of a unit, either to increase or to decrease the number of units. Any splitting of units will have no material effect on the benefits, provisions or investment return of this Certificate or upon the Owner, the Annuitant, any Beneficiary, or the Company.

                              Prior to the Annuity Date, the number of shares is determined by dividing the dollar value of the Sub-Account Accumulation Units by the net asset value of one Fund share. After the Annuity Date, the number of Fund shares is determined by dividing the reserves held in each sub-account to meet the annuity obligations by the net asset value of one Fund share.

Insulation of Separate        The investment performance of Separate Account
Account                       assets is determined separately from the other
                              assets of the Company. The assets of a Separate
                              Account equal to the reserves and liabilities from any other business that the Company may conduct.


Form A3031.NY-01GRC                   27                                NYSSBD1

Voting Rights                 The Company will notify Owners with voting
                              interest of any shareholders meeting at which Fund shares held by each sub-account will be voted and will provide proxy materials, together with a form to be used to give voting instructions to the Company. The Company will vote Fund shares for which no timely instructions have been received in the same proportion as shares of that Fund for which instructions have been received.


Form A3031.NY-01GRC                   28                                NYSSBD1

              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating

Form A3031.NY-01GRC                   29                                NYSSBD1